Exhibit 99.1

JAMES RIVER ANNOUNCES THIRD QUARTER 2024 RESULTS, STRATEGIC ACTIONS

Pembroke, Bermuda, November 11, 2024 - James River Group Holdings, Ltd. ("James River" or the "Company") (NASDAQ: JRVR) today reported the following results for the third quarter 2024 as compared to the same period in 20231:

	Three Months Ended September 30,		Three Months Ended September 30,
($ in thousands, except for share data)	2024	per diluted share	2023	per diluted share
Net (loss) income from continuing operations available to common shareholders	$(40,702)	$(1.07)	$21,097	$0.55
Net loss from discontinued operations	(1,304)	$(0.03)	(4,171)	$(0.10)
Net (loss) income available to common shareholders	(42,006)	$(1.10)	16,926	$0.45
Adjusted net operating (loss) income[2]	(28,196)	$(0.74)	18,859	$0.49
Net loss from continuing operations available to common shareholders was $40.7 million ($1.07 per diluted share). Adjusted net operating loss2 of $28.2 million ($0.74 per diluted share) for the third quarter of 2024 was largely attributable to the previously announced $52.2 million of excess consideration paid over reserves ceded in connection with the Excess and Surplus Lines ("E&S") combined loss portfolio transfer adverse development reinsurance contract ("E&S ADC") that closed on July 2, 2024, as well as $19.2 million of additional adverse development ceded to the E&S ADC and recorded as a deferred reinsurance gain on the Company's balance sheet, and $4.8 million of adverse development retained by the Company. These were partially offset by strong investment income and underwriting profit from our Specialty Admitted segment.
Unless specified otherwise, all underwriting performance ratios presented herein are for our continuing operations and business not subject to retroactive reinsurance accounting for loss portfolio transfers ("LPTs").
Third Quarter 2024 Highlights:
▪E&S segment gross written premium growth was 6% and positive renewal rate change of 8.6%. While the segment reported a 136.1% combined ratio, the current accident year combined ratio for the segment was 92.6%.
▪Specialty Admitted Insurance segment combined ratio of 91.3%, with fronting and program gross written premium growth of 8.7% excluding the non-renewed workers' compensation programs.
1 The Company closed the sale of JRG Reinsurance Company Ltd. on April 16, 2024. The full financials for our former Casualty Reinsurance segment have been classified to discontinued operations for all periods.
2 Adjusted net operating (loss) income, tangible common equity per share and adjusted net operating return on tangible common equity are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
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JRVR Announces Third Quarter 2024 Results

▪Net investment income increased 8.1% compared to the prior year quarter, with all asset classes reporting higher income.
▪Shareholders' equity per share of $14.02 decreased 2.1% sequentially from June 30, 2024, due to the net loss from continuing operations, while tangible common equity per share3 increased 1.9% sequentially.
Strategic Actions:
▪The Company is commencing a multi-pronged strategic partnership with Enstar Group Limited ("Enstar"), a leader in P&C industry risk and liability management, under which:
◦Cavello Bay Reinsurance Limited (“Cavello Bay”), a wholly owned subsidiary of Enstar, has agreed to purchase $12.5 million of newly issued common shares at a per share price of $6.40 (subject to certain closing conditions), in addition to 637,640 common shares it already owns through purchases in the open market; and
◦Subsidiaries of the Company have entered into an adverse development reinsurance agreement with Cavello Bay, directly above the existing E&S ADC, with a limit of $75 million and no co-participation4; and
◦Enstar will also have an informal consulting relationship and best practices dialogue with the Company’s claims leadership.
▪The Company amended the convertible preferred shares held by Gallatin Point Capital LLC ("Gallatin Point") to convert $37.5 million liquidation preference of the outstanding preferred shares to common shares at a per share price of $6.40. The quarterly preferred dividend of the remaining $112.5 million liquidation preference will remain at 7% for five years subsequent to September 30, 2024 and will be capped at 8% thereafter. In addition, the voluntary and mandatory conversion prices of the remaining $112.5 million of outstanding preferred shares were amended to increase the conversion premiums to 130% and 200% of the new conversion price of $6.40 per share, respectively.
▪Through these actions, alongside the reduction to the Company's quarterly common dividend, the Company will meaningfully reduce its fixed charges given the opportunity it has to put capital to work at attractive returns, in its E&S segment especially.
▪The Company intends to pursue a plan to redomicile to the United States during 2025 and expects to reduce its effective tax rate closer to the US statutory rate thereafter.
▪See the 2024 Strategic Actions Frequently Asked Questions slides being made available on the Investor Relations page of our website simultaneously with this press release for further information on these Strategic Actions. With these announcements, the Board of Directors have concluded the strategic review process announced in November of 2023. While the strategic review process has been completed, in the ordinary course of business the Company expects to consider beneficial opportunities.

3 Percent change before $0.05 common dividends paid per share during the third quarter of 2024.
4 The Enstar transactions are subject to closing conditions, including receipt by Cavello Bay of regulatory approval of the adverse development cover.
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JRVR Announces Third Quarter 2024 Results

Frank D'Orazio, the Company’s Chief Executive Officer, commented on the third quarter, “With the strategic actions we are announcing - notably the addition of Enstar as both a significant shareholder and strategic partner and the continued commitment of Gallatin Point - our highly regarded E&S franchise is significantly de-risked and well positioned to take advantage of strong market support amid a robust E&S environment. Momentum in our Core E&S franchise has continued to build each quarter during 2024 as we continue to balance attractive market conditions with underwriting discipline.”

David Ni, Chief Strategy Officer of Enstar Group, commented, “In conjunction with these transactions, Enstar has had the opportunity to become well-versed with the Company’s business and we are pleased to make a $12.5 million common equity investment, underscoring our support of James River and its E&S franchise.”

Matthew Botein, Co-Founder and Managing Partner of Gallatin Point Capital, commented, “I have seen the team at James River make deep and meaningful improvements to the Company over the last several years. These transactions are the culmination of those efforts and Gallatin Point is very supportive of James River as it enters a new phase, where it is poised to capitalize on the market opportunity for its flagship E&S operation.”

Third Quarter 2024 Operating Results
•Gross written premium of $330.4 million, consisting of the following:

	Three Months Ended September 30,
($ in thousands)	2024	2023	% Change
Excess and Surplus Lines	$230,215	$217,151	6%
Specialty Admitted Insurance	100,208	125,700	(20)%
	$330,423	$342,851	(4)%

•Net written premium of $147.3 million, consisting of the following:

	Three Months Ended September 30,
($ in thousands)	2024	2023	% Change
Excess and Surplus Lines	$129,735	$123,046	5%
Specialty Admitted Insurance	17,603	22,936	(23)%
	$147,338	$145,982	1%

•Net earned premium of $159.7 million, consisting of the following:

	Three Months Ended September 30,
($ in thousands)	2024	2023	% Change
Excess and Surplus Lines	$138,892	$157,600	(12)%
Specialty Admitted Insurance	20,834	26,073	(20)%
	$159,726	$183,673	(13)%
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JRVR Announces Third Quarter 2024 Results

•E&S Segment Highlights:
–For the third quarter of 2024, the segment grew 6%, and its casualty underwriting divisions grew 6.7% as compared to the prior year quarter.
–Renewal rate increases across the segment were 8.6% during the quarter.
–The segment experienced its strongest submission growth in over four years, with double digit growth in both new and renewal submissions.
•Specialty Admitted Insurance Segment Highlights:
–Gross written premium for fronting and program business increased 8.7% compared to the prior year quarter, excluding the impact of our large workers’ compensation program and Individual Risk Workers’ Compensation book.
–Gross written premium for the Specialty Admitted Insurance segment declined 20.3% compared to the third quarter of 2023, with the reduction due to the impact of the non-renewed workers' compensation program during the second quarter of 2023 and the sale of the renewal rights of the individual risk workers’ compensation business during the third quarter of 2023.
•Pre-tax favorable (unfavorable) reserve development by segment on business not subject to retroactive reinsurance accounting for loss portfolio transfers was as follows:

	Three Months Ended September 30,
($ in thousands)	2024	2023
Excess and Surplus Lines	$(57,041)	$(7,809)
Specialty Admitted Insurance	165	—
	$(56,876)	$(7,809)
•The third quarter of 2024 reflected $57.0 million of net unfavorable reserve development in the E&S segment and $0.2 million of favorable reserve development in the Specialty Admitted Insurance segment. The Company ceded $71.4 million of year-to-date unfavorable reserve development on business subject to the E&S ADC. This consists of a $52.2 million reserve charge upon execution of the E&S ADC equal to the excess consideration paid over reserves ceded and additional adverse development of $19.2 million that was ceded to the E&S ADC. The deferred retroactive reinsurance gain on the balance sheet associated with the E&S ADC is $19.2 million as of September 30, 2024. Additionally, the Company recognized unfavorable gross reserve development of $0.9 million ($0.0 net) on the reserves subject to the Commercial Auto LPT, which provides unlimited coverage.
•Retroactive benefits of $2.2 million were recorded in loss and loss adjustment expenses during the third quarter and the total deferred retroactive reinsurance gain on the Balance Sheet is $31.0 million as of September 30, 2024.
•Gross fee income was as follows:

	Three Months Ended September 30,
($ in thousands)	2024	2023	% Change
Specialty Admitted Insurance	$5,239	$6,833	(23)%
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JRVR Announces Third Quarter 2024 Results

•The consolidated expense ratio was 31.4% for the third quarter of 2024, which was an increase from 26.4% in the prior year quarter. The expense ratio increase was primarily driven by higher compensation and bad debt expense, and lower net earned premium in the E&S segment.

Investment Results
Net investment income for the third quarter of 2024 was $23.6 million, an increase of 8.1% compared to $21.8 million in the prior year quarter. Growth in income was broad-based across the portfolio, as cash flow was deployed at higher yields.
The Company’s net investment income consisted of the following:

	Three Months Ended September 30,
($ in thousands)	2024	2023	% Change
Private Investments	1,757	27	NM
All Other Investments	21,807	21,772	0%
Total Net Investment Income	$23,564	$21,799	8%
The Company’s annualized gross investment yield on average fixed maturity, bank loan and equity securities for the three months ended September 30, 2024 was 4.8% (versus 4.8% for the three months ended September 30, 2023).
Net realized and unrealized gains on investments of $4.2 million for the three months ended September 30, 2024 compared to net realized and unrealized gains on investments of $0.7 million in the prior year quarter. The majority of the realized and unrealized gains during the third quarter of 2024 were related to changes in fair value of our common stock portfolio, partially offset by realized losses on sales in our bank loan and fixed income portfolios.
In connection with the closing of the E&S ADC on July 2, the Company transferred approximately $310.0 million in cash for the payment of the premium to counterparty, State National Insurance Company, Inc.
Capital Management
The Company announced that its Board of Directors declared a cash dividend of $0.01 per common share. This dividend is payable on Tuesday, December 31, 2024 to all shareholders of record on Monday, December 16, 2024.
Tangible Equity
Tangible equity5 of $491.9 million at September 30, 2024 increased 1.4% compared to tangible equity of $485.3 million at June 30, 2024, due to strong unrealized investment gains in accumulated other comprehensive income ("AOCI") as well as an increase in deferred reinsurance gain, partially offset by a net loss from continuing and discontinued operations. Other comprehensive income benefited by $31.1 million during the third quarter of 2024, reducing AOCI to a loss of $42.8 million due to an increase in the value of the Company's fixed maturity securities caused by a decline in interest rates.
5 Tangible equity and tangible common equity excluding AOCI are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
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JRVR Announces Third Quarter 2024 Results

Conference Call
James River will hold a conference call to discuss its third quarter results tomorrow, November 12, 2024 at 8:30 a.m. Eastern Time. Investors may access the conference call by dialing (800) 715-9871, Conference ID 6261499, or via the internet by visiting www.jrvrgroup.com and clicking on the “Investor Relations” link. A webcast replay of the call will be available by visiting the company website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our ability to attract and retain insurance business that our subsidiaries write, our competitive position, and our financial condition; the outcome of our exploration of strategic alternatives, and market reaction thereto; the failure to close the common equity and adverse development cover reinsurance transactions with Enstar Group Limited announced on November 11, 2024; the amount of the final post-closing adjustment to the purchase price received in connection with the sale of our casualty reinsurance business and outcome of litigation relating to such transactions; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a higher than expected inflationary environment on our reserves, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance law and regulations; changes in U.S. tax laws and the interpretation of certain provisions of Public Law No. 115-97, informally titled the 2017 Tax Cuts and Jobs Act (including associated regulations), which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we do not qualify for the insurance company
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JRVR Announces Third Quarter 2024 Results

exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or its foreign subsidiary becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Non-GAAP Financial Measures
In presenting James River Group Holdings, Ltd.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting (loss) profit, adjusted net operating (loss) income, tangible equity, tangible common equity, adjusted net operating return on tangible equity (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible equity balances in the respective period), and adjusted net operating return on tangible common equity excluding AOCI (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible common equity balances in the respective period, excluding AOCI), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.
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JRVR Announces Third Quarter 2024 Results

About James River Group Holdings, Ltd.
James River Group Holdings, Ltd. is a Bermuda-based insurance holding company that owns and operates a group of specialty insurance companies. The Company operates in two specialty property-casualty insurance segments: Excess and Surplus Lines and Specialty Admitted Insurance. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Ltd. on the web at www.jrvrgroup.com
For more information contact:
Zachary Shytle
Senior Analyst, Investments and Investor Relations
980-249-6848
InvestorRelations@james-river-group.com
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JRVR Announces Third Quarter 2024 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)

($ in thousands, except for share data)	September 30, 2024	December 31, 2023
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale, at fair value	$1,215,244	$1,324,476
Equity securities, at fair value	131,187	119,945
Bank loan participations, at fair value	149,113	156,169
Short-term investments	43,588	72,137
Other invested assets	35,932	33,134
Total invested assets	1,575,064	1,705,861

Cash and cash equivalents	359,773	274,298
Restricted cash equivalents (a)	28,364	72,449
Accrued investment income	10,248	12,106
Premiums receivable and agents’ balances, net	202,575	249,490
Reinsurance recoverable on unpaid losses, net	1,939,388	1,358,474
Reinsurance recoverable on paid losses	133,257	157,991
Deferred policy acquisition costs	27,279	31,497
Goodwill and intangible assets	214,372	214,644
Other assets	468,411	457,047
Assets of discontinued operations held-for-sale	0	783,393
Total assets	$4,958,731	$5,317,250

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$3,001,913	$2,606,107
Unearned premiums	577,074	587,899
Funds held (a)	25,157	65,235
Deferred reinsurance gain	31,001	20,733
Senior debt	200,800	222,300
Junior subordinated debt	104,055	104,055
Accrued expenses	51,991	56,722
Other liabilities	291,495	333,183
Liabilities of discontinued operations held-for-sale	0	641,497
Total liabilities	4,283,486	4,637,731

Series A redeemable preferred shares	144,898	144,898
Total shareholders’ equity	530,347	534,621
Total liabilities, Series A redeemable preferred shares, and shareholders’ equity	$4,958,731	$5,317,250

Tangible equity (b)	$491,874	$485,608
Tangible equity per share (b)	$11.01	$11.13
Tangible common equity per share (b)	$9.17	$9.05
Shareholders' equity per share	$14.02	$14.20
Common shares outstanding	37,829,475	37,641,563

(a) Restricted cash equivalents and the funds held liability includes funds posted by the Company to a trust account for the benefit of a third party administrator handling the claims on the Rasier commercial auto policies in run-off. Such funds held in trust secure the Company's obligations to reimburse the administrator for claims payments, and are primarily sourced from the collateral posted to the Company by Rasier and its affiliates to support their obligations under the indemnity agreements and the loss portfolio transfer reinsurance agreement with the Company.

(b) See “Reconciliation of Non-GAAP Measures”
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JRVR Announces Third Quarter 2024 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Income Statement Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except for share data)	2024	2023	2024	2023
REVENUES
Gross written premiums	$330,423	$342,851	$1,073,480	$1,119,355
Net written premiums	147,338	145,982	466,863	521,700

Net earned premiums	159,726	183,673	494,610	526,052
Net investment income	23,564	21,799	71,127	58,458
Net realized and unrealized gains on investments	4,150	712	6,428	2,487
Other income	4,057	4,135	8,748	6,908
Total revenues	191,497	210,319	580,913	593,905

EXPENSES
Losses and loss adjustment expenses (a)	184,294	120,174	409,814	366,995
Other operating expenses	51,224	49,693	146,130	147,922
Other expenses	1,752	641	4,582	1,467
Interest expense	6,128	6,486	18,957	18,066
Intangible asset amortization and impairment	90	2,590	272	2,772
Total expenses	243,488	179,584	579,755	537,222
(Loss) income from continuing operations before income taxes	(51,991)	30,735	1,158	56,683
Income tax (benefit) expense on continuing operations	(13,914)	7,013	1,249	15,530
Net (loss) income from continuing operations	$(38,077)	$23,722	(91)	41,153
Net (loss) income from discontinued operations	(1,304)	(4,171)	(16,262)	1,318
NET (LOSS) INCOME	(39,381)	19,551	(16,353)	42,471
Dividends on Series A preferred shares	(2,625)	(2,625)	(7,875)	(7,875)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(42,006)	$16,926	$(24,228)	$34,596
ADJUSTED NET OPERATING (LOSS) INCOME (b)	$(28,196)	$18,859	$(700)	$37,875

INCOME (LOSS) PER COMMON SHARE
Basic
Continuing operations	$(1.07)	$0.56	$(0.21)	$0.88
Discontinued operations	$(0.03)	$(0.11)	$(0.43)	$0.04
	$(1.10)	$0.45	$(0.64)	$0.92
Diluted
Continuing operations	$(1.07)	$0.55	$(0.21)	$0.88
Discontinued operations	$(0.03)	$(0.10)	$(0.43)	$0.03
	$(1.10)	$0.45	$(0.64)	$0.91

ADJUSTED NET OPERATING (LOSS) INCOME PER COMMON SHARE
Basic	$(0.74)	$0.50	$(0.02)	$1.01
Diluted (c)	$(0.74)	$0.49	$(0.02)	$1.00

Weighted-average common shares outstanding:
Basic	37,880,297	37,642,632	37,827,968	37,605,986
Diluted	37,880,297	43,463,064	37,827,968	37,822,774
Cash dividends declared per common share	$0.05	$0.05	$0.15	$0.15

Ratios:
Loss ratio	104.1%	67.2%	80.8%	68.6%
Expense ratio (d)	31.4%	26.4%	28.8%	27.4%
Combined ratio	135.5%	93.6%	109.6%	96.0%
Accident year loss ratio (e)	66.4%	62.9%	66.3%	65.8%

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JRVR Announces Third Quarter 2024 Results

(a) Losses and loss adjustment expenses include expenses of $18.0 million and $10.3 million for deferred retroactive reinsurance gains for the three and nine months ended September 30, 2024, respectively ($3.2 million of benefit and $6.3 million of expense in the respective prior year periods).

(b) See "Reconciliation of Non-GAAP Measures".
(c) For the three months ended September 30, 2023, the outstanding Series A preferred shares were dilutive. Dividends on the Series A preferred shares were added back to the numerator of the calculation and 5,640,158 common shares from an assumed conversion of the Series A preferred shares were included in the denominator.

(d) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in “Other income” in our Condensed Consolidated Income Statements of $1.1 million and $3.7 million for the three and nine months ended September 30, 2024, respectively ($1.2 million and $3.6 million in the respective prior year periods).

(e) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).

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JRVR Announces Third Quarter 2024 Results

James River Group Holdings, Ltd. and Subsidiaries
Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Gross written premiums	$230,215	$217,151	6.0%	$736,742	$732,180	0.6%
Net written premiums	$129,735	$123,046	5.4%	$408,761	$442,923	(7.7)%

Net earned premiums	$138,892	$157,600	(11.9)%	$424,962	$455,640	(6.7)%
Losses and loss adjustment expenses excluding retroactive reinsurance	(150,249)	(103,077)	45.8%	(345,387)	(307,364)	12.4%
Underwriting expenses	(38,798)	(36,181)	7.2%	(104,812)	(102,827)	1.9%
Underwriting (loss) profit (a)	$(50,155)	$18,342	—	$(25,237)	$45,449	—

Ratios:
Loss ratio	108.2%	65.4%		81.3%	67.5%
Expense ratio	27.9%	23.0%		24.6%	22.5%
Combined ratio	136.1%	88.4%		105.9%	90.0%
Accident year loss ratio (b)	64.7%	60.4%		64.4%	64.1%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).
SPECIALTY ADMITTED INSURANCE

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Gross written premiums	$100,208	$125,700	(20.3)%	$336,738	$387,175	(13.0)%
Net written premiums	$17,603	$22,936	(23.3)%	$58,102	$78,777	(26.2)%

Net earned premiums	$20,834	$26,073	(20.1)%	$69,648	$70,412	(1.1)%
Losses and loss adjustment expenses	(16,091)	(20,284)	(20.7)%	(54,159)	(53,370)	1.5%
Underwriting expenses	(2,933)	(3,822)	(23.3)%	(9,477)	(15,160)	(37.5)%
Underwriting profit (a), (b)	$1,810	$1,967	(8.0)%	$6,012	$1,882	219.4%

Ratios:
Loss ratio	77.2%	77.8%		77.8%	75.8%
Expense ratio	14.1%	14.7%		13.6%	21.5%
Combined ratio	91.3%	92.5%		91.4%	97.3%
Accident year loss ratio	78.0%	77.8%		78.6%	77.2%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Underwriting results for the three and nine months ended September 30, 2024 include gross fee income of $5.2 million and $16.1 million, respectively ($6.8 million and $18.3 million in the respective prior year periods).

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JRVR Announces Third Quarter 2024 Results

Underwriting Performance Ratios

The following table provides the underwriting performance ratios of the Company's continuing operations inclusive of the business subject to retroactive reinsurance accounting for loss portfolio transfers. There is no economic impact to the Company over the life of a loss portfolio transfer contract so long as any additional losses subject to the contract are within the limit of the loss portfolio transfer and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting for loss portfolio transfers gives the users of our financial statements useful information in evaluating our current and ongoing operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Excess and Surplus Lines:
Loss Ratio	108.2%	65.4%	81.3%	67.5%
Impact of retroactive reinsurance	12.9%	(2.0)%	2.4%	1.4%
Loss Ratio including impact of retroactive reinsurance	121.1%	63.4%	83.7%	68.9%

Combined Ratio	136.1%	88.4%	105.9%	90.0%
Impact of retroactive reinsurance	12.9%	(2.0)%	2.4%	1.4%
Combined Ratio including impact of retroactive reinsurance	149.0%	86.4%	108.3%	91.4%

Consolidated:
Loss Ratio	104.1%	67.2%	80.8%	68.6%
Impact of retroactive reinsurance	11.2%	(1.7)%	2.1%	1.2%
Loss Ratio including impact of retroactive reinsurance	115.3%	65.5%	82.9%	69.8%

Combined Ratio	135.5%	93.6%	109.6%	96.0%
Impact of retroactive reinsurance	11.2%	(1.7)%	2.1%	1.2%
Combined Ratio including impact of retroactive reinsurance	146.7%	91.9%	111.7%	97.2%

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JRVR Announces Third Quarter 2024 Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and for the entire Company to consolidated income from continuing operations before taxes. We believe that the disclosure of underwriting profit by individual segment and of the Company as a whole is useful to investors, analysts, rating agencies and other users of our financial information in evaluating our performance because our objective is to consistently earn underwriting profits. We evaluate the performance of our segments and allocate resources based primarily on underwriting profit. We define underwriting profit as net earned premiums and gross fee income (in specific instances when the Company is not retaining insurance risk) less losses and loss adjustment expenses on business from continuing operations not subject to retroactive reinsurance accounting for loss portfolio transfers and other operating expenses. Other operating expenses include the underwriting, acquisition, and insurance expenses of the operating segments and, for consolidated underwriting profit, the expenses of the Corporate and Other segment. Our definition of underwriting profit may not be comparable to that of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Underwriting (loss) profit of the operating segments:
Excess and Surplus Lines	$(50,155)	$18,342	$(25,237)	$45,449
Specialty Admitted Insurance	1,810	1,967	6,012	1,882
Total underwriting profit of operating segments	(48,345)	20,309	(19,225)	47,331
Other operating expenses of the Corporate and Other segment	(8,421)	(8,482)	(28,182)	(26,312)
Underwriting (loss) profit (a)	(56,766)	11,827	(47,407)	21,019
Losses and loss adjustment expenses - retroactive reinsurance	(17,954)	3,187	(10,268)	(6,261)
Net investment income	23,564	21,799	71,127	58,458
Net realized and unrealized gains on investments	4,150	712	6,428	2,487
Other income (expense)	1,233	2,286	507	1,818
Interest expense	(6,128)	(6,486)	(18,957)	(18,066)
Amortization of intangible assets	(90)	(90)	(272)	(272)
Impairment of IRWC trademark intangible asset	—	(2,500)	—	(2,500)
(Loss) income from continuing operations before taxes	$(51,991)	$30,735	$1,158	$56,683

(a) Included in underwriting results for the three and nine months ended September 30, 2024 is gross fee income of $5.2 million and $16.1 million, respectively ($6.8 million and $18.3 million in the respective prior year periods).

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JRVR Announces Third Quarter 2024 Results

Adjusted Net Operating Income

We define adjusted net operating income as income available to common shareholders excluding a) income (loss) from discontinued operations b) the impact of retroactive reinsurance accounting for loss portfolio transfers, c) net realized and unrealized gains (losses) on investments, d) certain non-operating expenses such as professional service fees related to various strategic initiatives, and the filing of registration statements for the offering of securities, and e) severance costs associated with terminated employees. We use adjusted net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our (loss) income available to common shareholders reconciles to our adjusted net operating (loss) income as follows:

	Three Months Ended September 30,
	2024		2023
($ in thousands)	Loss Before Taxes	Net Loss	Income Before Taxes	Net Income
(Loss) income available to common shareholders	$(55,920)	$(42,006)	$23,939	$16,926
Loss from discontinued operations	1,304	1,304	4,171	4,171
Losses and loss adjustment expenses - retroactive reinsurance	17,954	14,184	(3,187)	(2,518)
Net realized and unrealized investment gains	(4,150)	(3,279)	(712)	(562)
Other expenses	1,752	1,601	(1,531)	(1,133)
Impairment of IRWC trademark intangible asset	—	—	2,500	1,975
Adjusted net operating (loss) income	$(39,060)	$(28,196)	$25,180	$18,859

	Nine Months Ended September 30,
	2024		2023
($ in thousands)	(Loss) Income Before Taxes	Net Loss	Income Before Taxes	Net Income
(Loss) income available to common shareholders	$(22,979)	$(24,228)	$50,126	$34,596
Loss (income) from discontinued operations	16,262	16,262	(1,318)	(1,318)
Losses and loss adjustment expenses - retroactive reinsurance	10,268	8,112	6,261	4,946
Net realized and unrealized investment gains	(6,428)	(5,079)	(2,487)	(1,964)
Other expenses	4,582	4,233	(733)	(360)
Impairment of IRWC trademark intangible asset	—	—	2,500	1,975
Adjusted net operating income (loss)	$1,705	$(700)	$54,349	$37,875

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JRVR Announces Third Quarter 2024 Results

Tangible Equity (per Share) and Tangible Common Equity (per Share)

We define tangible equity as shareholders' equity plus mezzanine Series A preferred shares and the unrecognized deferred retroactive reinsurance gain on loss portfolio transfers less goodwill and intangible assets (net of amortization). We define tangible common equity as tangible equity less mezzanine Series A preferred shares. Our definition of tangible equity and tangible common equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity and tangible common equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity and tangible common equity for September 30, 2024, June 30, 2024, December 31, 2023, and September 30, 2023.

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
($ in thousands, except for share data)
Shareholders' equity	$530,347	$541,791	$534,621	$562,544
Plus: Series A redeemable preferred shares	144,898	144,898	144,898	144,898
Plus: Deferred reinsurance gain (a)	31,001	13,047	20,733	37,653
Less: Goodwill and intangible assets	214,372	214,462	214,644	214,735
Tangible equity	$491,874	$485,274	$485,608	$530,360
Less: Series A redeemable preferred shares	144,898	144,898	144,898	144,898
Tangible common equity	$346,976	$340,376	$340,710	$385,462

Common shares outstanding	37,829,475	37,825,767	37,641,563	37,619,749
Common shares from assumed conversion of Series A preferred shares	6,848,763	6,848,763	5,971,184	5,640,158
Common shares outstanding after assumed conversion of Series A preferred shares	44,678,238	44,674,530	43,612,747	43,259,907

Equity per share:
Shareholders' equity	$14.02	$14.32	$14.20	$14.95
Tangible equity	$11.01	$10.86	$11.13	$12.26
Tangible common equity	$9.17	$9.00	$9.05	$10.25

(a) Deferred reinsurance gain for the period ending September 30, 2023 includes the deferred retroactive reinsurance gain of $15.7 million related to the former Casualty Reinsurance LPT.
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